Reconciliation of Non-GAAP Financial Measures
to the Most Directly Comparable GAAP Measures

In its February 4, 2009 Investor Meeting presentation and related Press Release, Eastman Kodak Company (“The Company”) referenced certain non-GAAP financial measures including “1st Half Digital Revenue Growth”, “Double-Digit Digital Revenue Growth”, “Digital Revenue Target”, “Traditional Revenue Target”, “Segment Earnings Target”, “Segment Earnings”, “Cash Generation Before Dividends and Restructuring Target”, “2007 Gross Profit”, “Cash Generation Before Dividends and Restructuring”, “Cash Generation Before Dividends”, “EBITDA Target”, “EBITDA Excluding Restructuring Target” and “2009-2012 Average Compound Annual Digital Revenue Growth”.

The Company believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of the Company, its financial condition, results of operations and cash flow on a year-over-year and quarter-sequential basis.

The following reconciliations are provided with respect to terms used in the February 4, 2009 Investor Meeting presentation and related Press Release.

The following table reconciles 1st half digital revenue growth to the most directly comparable GAAP measure of total company revenue (dollar amounts in millions):

	YTD	YTD	Growth/
	6/30/2008	6/30/2007	(Decline)
Revenue from digital businesses, as presented	$3,002	$2,732	10%
Revenue from traditional businesses	1,571	1,810	-13%
All other revenue	5	6	-17%
Total company revenue (GAAP basis)	$4,578	$4,548	1%

The following table reconciles double-digit digital revenue growth (for four consecutive quarters, Q3 2007-Q2 2008) to the most directly comparable GAAP measure of total company revenue (decline) growth (for four consecutive quarters, Q3 2007-Q2 2008) (dollar amounts in millions):

			Growth/			Growth/
	Q3 2007	Q3 2006	(Decline)	Q4 2007	Q4 2006	(Decline)
Revenue from digital
businesses, as presented	$1,603	$1,452	10%	$2,325	$2,079	12%
Revenue from traditional
businesses	928	1,101	-16%	894	1,024	-13%
All other revenue	2	2	0%	1	2	-50%
Total company revenue
(GAAP basis)	$2,533	$2,555	-1%	$3,220	$3,105	4%

			Growth/			Growth/
	Q1 2008	Q1 2007	(Decline)	Q2 2008	Q2 2007	(Decline)
Revenue from digital
businesses, as presented	$1,366	$1,245	10%	$1,636	$1,487	10%
Revenue from traditional
businesses	724	830	-13%	847	980	-14%
All other revenue	3	5	-40%	2	1	100%
Total company revenue
(GAAP basis)	$2,093	$2,080	1%	$2,485	$2,468	1%

The following table reconciles digital revenue target and traditional revenue target to the most directly comparable GAAP measure of total company revenue target (dollar amounts in millions):

	2009
	Target	2008	Change
Digital revenue, as presented	$5,847	$6,422	(6)%-(12)%
Traditional revenue, as presented	2,150	2,987	(25)%-(30)%
All other revenue	10	7	-

Total company revenue (GAAP basis), as presented	$8,007	$9,416	(12)%-(18)%

The following table reconciles segment earnings target and segment earnings to the most directly comparable GAAP measures of loss from continuing operations before interest expense, other income (charges), net and income taxes target and loss from continuing operations before interest expense, other income (charges), net and income taxes (dollar amounts in millions):

	2009
	Target	% of Sales	2008	% of Sales	2007	% of Sales
Segment earnings, as presented	$0-$200	0%-2%	$33	<1%	$343	3%

Restructuring costs, rationalization
and other	(300)-(250)	(4)%-(3)%	(149)	(2)%	(662)	(6)%
Other income (expense), net	10	<1%	80	1%	89	1%
Loss from continuing operations
before interest expense, other
income (charges), net and income
taxes (GAAP basis), as presented	$(265)-$(65)	(3)%-(1)%	$(36)	<(1)%	$(230)	(2)%

The following table reconciles cash generation before dividends and restructuring target and cash generation before dividends and restructuring to the most directly comparable GAAP measures of net cash (used in) provided by continuing operations from operating activities target and net cash provided by continuing operations from operating activities (dollar amounts in millions):

	2009
	Target	2008	2007
Cash generation before dividends and restructuring, as presented	$75-$325	$138	$923
Cash restructuring payments	(275)-(225)	(143)	(446)
Cash generation before dividends, as presented	(200)-100	(5)	477
Proceeds from sales of businesses/assets	(150)	(92)	(227)
IRS settlement (discontinued operations)	-	(300)	-
Proceeds from sale of HPA	-	-	(158)
Free cash flow	(350)-(50)	(397)	92
Additions to properties	225	254	259
Net cash (used in) provided by continuing operations from
operating activities (GAAP basis), as presented	$(125)-$175	$(143)	$351

The following table reconciles 2007 gross profit to the most directly comparable GAAP measure of gross profit (GAAP basis):

2007
Gross profit, as presented	26%
Restructuring and rationalization charges	-2%
Gross profit (GAAP basis)	24%

The following table reconciles cash generation before dividends to the most directly comparable GAAP measures of net cash (used in) provided by continuing operations from operating activities (dollar amounts in millions):

	2008	2007
Cash generation before dividends, as presented	$(5)	$477
Proceeds from sales of businesses/assets	(92)	(227)
IRS settlement	(300)	-
Proceeds from sale of HPA	-	(158)
Free cash flow	(397)	92
Additions to properties	254	259
Net cash (used in) provided by continuing operations
from operating activities (GAAP basis)	$(143)	$351

The following table reconciles EBITDA excluding restructuring target and EBITDA target to the most directly comparable GAAP measure of loss from continuing operations (dollar amounts in millions):

2009
Target
EBITDA excluding restructuring, as presented	$475-$675
Restructuring charges	(300)-(250)
EBITDA, as presented	200-400
Depreciation and amortization	~(475)
Provision for income taxes	(90)-(60)
Interest expense, net	~(60)
Loss from continuing operations (GAAP basis), as presented	$(400)-$(200)

The following table reconciles 2009-2012 average compound annual digital revenue growth to the most directly comparable GAAP measure of 2009-2012 total company average compound annual revenue growth:

2009-2012
Target
Average compound annual digital revenue growth, as presented	8%-10%
Average compound annual traditional revenue decline	(14)%-(12)%
Total company average compound annual revenue growth
(GAAP basis), as presented	4%